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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Cabletron Inc. of our report dated January 26, 1998 relating to the financial statements of Yago Systems Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the headings "Experts".

/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Jose, California
February 11, 1998